UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2006

CASCADE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

3333-115637
(Commission File Number)

41-2122221
(IRS Employer Identification No.)

5151 E. Broadway, Suite 1600, Tucson AZ, 85711
(Address of principal executive offices and Zip Code)

(520) 512-5469
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 1, 2006, we entered into a consulting agreement with Faisal Saleh, our chief financial officer and one of our directors, wherein we have agreed to pay him a monthly fee of

$4,000 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule A of the Agreement. The agreement commences September 1, 2006 and terminates September 1, 2007, and will automatically renew for an additional one year unless otherwise stipulated. The consulting agreement with Mr. Saleh is attached as Exhibit 10.1 to this Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 30, 2006 Gordon Samson resigned as director and chief financial officer. On September 1, 2006 we appointed Mr. Faisal Saleh as a new member of our board of directors and appointed him chief financial officer. The news release announcing Mr. Samson’s resignation and Mr. Saleh’s appointment is attached as Exhibit 99.1 to this Form 8-K.

Mr. Saleh has more than 20 years experience in the areas of accounting, corporate restructuring, project management and capital budgeting. Mr. Saleh has also held positions as chief financial officer and director for several public and private companies both in Canada and the US.

Our board of directors now consists of Messrs. William Scott Marshall, Dane Brown and Faisal Saleh.

Item 9.01 Financial Statements and Exhibits

10.1  Consulting agreement dated September 1, 2006 between our company and Faisal Saleh.

99.1  News Release dated September 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE ENERGY INC.

/s/ Dane Brown
_______________________
By: DANE BROWN
Director
Date: September 20, 2006